EXHIBIT 10.48
                                                                   -------------

                              CONSULTING AGREEMENT

This Agreement is made and entered into as of the 20th day of September, 1998, between Heartsoft, Inc. (hereinafter "Heartsoft") and Intercap Funding, LTD. (hereinafter "Intercap").

WITNESSETH:

WHEREAS, Heartsoft is a public company and its securities are traded on the over-the-counter market; and

WHEREAS, Intercap has experience in providing financial and business advice to public and private companies and;

WHEREAS, Heartsoft is seeking and Intercap is willing to furnish business and financial related advice and services to Heartsoft on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of, and for the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.         Duties of Intercap.

           (a) Intercap provides consulting advisory services; and (i) it is free to enter into this Agreement and the services to be provided pursuant to this Agreement are not in conflict with any other contractual or other obligation to which Intercap is bound. Heartsoft acknowledges that Intercap is in the business of providing financial and fund-raising services and consulting advice (of the type contemplated by this Agreement) to others. Nothing herein contained shall be construed to limit or restrict Intercap in conducting such business with respect to others, or rendering such advice to others.

           (b) During the term of the Agreement, Intercap will provide Heartsoft with consulting advice as specified below, provided that Intercap shall not be required to undertake duties not reasonable within the scope of the consulting advisory service in which Intercap is engaged generally. In performance of these duties, Intercap shall provide Heartsoft with the benefits of its best judgment and efforts. It is understood and acknowledged by the parties that the value of the Intercap's advice is not measurable in any quantitative manner and that the amount of time spent rendering such consulting advice shall be determined according to Intercap's discretion.

           (c) Intercap's duties include, but will not necessarily be limited to:

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           1) Advice relating to corporate financing and fund-raising activities;
           2) Recommendations relating to specific business operations and investments;
           3) Advice relating to financial planning; and,
           4) Advice relating to the acquisition of other companies.

2.         Term:

The term of this Agreement shall be for three (3) years commencing as of the execution of this Agreement ("Commencement Date"); provided, however, that this Agreement may be renewed or extended upon such terms and conditions as may be mutually agreed upon by the parties hereto.

3.         Compensation.

As part of this Agreement, Heartsoft shall provide to Intercap or its designees, 1,200,000 shares of Heartsoft's Convertible Preferred stock ("shares") as consideration for all services anticipated herein.

The shares shall be free and clear of all liens, pledges, charges, claims or encumbrances, and upon delivery of the certificate(s) evidencing the shares, Intercap or its designee(s) will acquire good and marketable title to the shares, free and clear of all liens, pledges, charges, claims, and encumbrances, except that such shares shall be "restricted" within the meaning of the Securities Act of 1933 (the "Act).

Intercap acknowledges that the certificate(s) for the shares will be legended to indicate that the shares represented thereby have not been registered under the Act, as amended, and were acquired for investment and may not be pledged, hypothecated, publicly sold or transferred (except to officers, directors, employees, or designees of Intercap) in the absence of a Registration Statement effective under the Act for the shares or an opinion of counsel satisfactory to Heartsoft that registration is not required under the Act.

4.         Good Faith Performance.

In the performance of its services, Intercap shall be obligated to act in good faith, and shall not be liable to Heartsoft for errors in judgment not the result of willful misconduct. Intercap may look to such others for such factual information, economic advice and/or research upon which to base its advice to Heartsoft thereunder as Intercap shall in good faith deem appropriate.

5.         Miscellaneous.

           (a) Any notice or other communication between parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, if to

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           Heartsoft, addressed to it at 3101 North Hemlock Circle, Broken
           Arrow, Oklahoma 74012, or if to Intercap, addressed to it at 649 Arlington Ave., Westfield, NJ 07090 or to such address as may be hereafter designated in writing by one party to the other. Such notice or other communications shall be deemed to be given on the date mailed.

           (b) This Agreement embodies the entire Agreement and understanding between Heartsoft and Intercap and supersedes any and all negotiation, prior discussions and preliminary and prior agreements and understandings related to the subject matter hereof.

           (c) This Agreement has been duly authorized, executed and delivered by and on behalf of Heartsoft and Intercap.

           (d) This Agreement shall be construed and interpreted in accordance with the laws of the State of Oklahoma.

           (e) This Agreement and rights hereunder may not be assigned by either party (except by operation or law) and shall be binding upon and ensure to the benefit of the parties and their respective successors, assigns and legal representatives.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

HEARTSOFT, INC.

BY:        /s/ Benjamin P. Shell
           ------------------------
           Benjamin P. Shell
           Chairman and CEO

INTERCAP FUNDING, LTD.

BY:        /s/ Hugh Duddy
           ------------------------
           Hugh Duddy